Exhibit 32.2
Certification of
Periodic Financial Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Delek US Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Cox, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Mark Cox
Mark Cox,
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: March 12, 2010
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.